Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form SB-2 of our report, dated July 23, 2007, relating to the consolidated financial statements of Visual Management Systems Holding, Inc. and Subsidiaries for the years ended December 31, 2006 and 2005 to be filed with the Securities and Exchange Commission on December 21, 2007.

/s/ SOBEL & CO., LLC

Livingston, New Jersey

December 21, 2007